UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2013, KiOR, Inc. (the “Company”) received an Investment Commitment letter (each, a “Commitment Letter” and collectively, the “Commitment Letters”) from each of Khosla Ventures and Vinod Khosla, pursuant to which Khosla Ventures and Vinod Khosla have each commited to invest in the Company cash in an amount of up to $25,000,000 in immediately available funds, for an aggregate investment of up to $50,000,000 (the “Commitment”). The Commitment is to support (i) the Company’s plan to pursue an expanded build out strategy at its existing Columbus based facility and (ii) the Company’s liquidity needs.

The Commitment is subject to the terms and conditions set forth in the Commitment Letters, which require one of the following (i) the negotiation and execution of financing documents, if the investment is made as a part of a broader debt and/or equity financing structure, (ii) the negotiation and execution of a convertible note with a conversion premium or (iii) alternative terms, if requested by the Company, and mutually agreed by the parties, as in the best interest of the Company and its stockholders.

Khosla Ventures is a significant stockholder of the Company. Vinod Khosla is the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP (“KVA II”) and Khosla Ventures Associates III, LP (“KVA III”). KVA II and KVA III are the general partners of Khosla Ventures II, LP and Khosla Ventures III, LP, respectively, who are stockholders of the Company. Certain shares of Class A common stock of the Company are held by an entity affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, each of Khosla Ventures and Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) approximately 60% of the outstanding shares of Class A common stock of the Company. Samir Kaul, a director of the Company, is also a member of KVA II and KVA III.

A copy of the Commitment Letter from Khosla Ventures is attached hereto as Exhibit 99.1 and a copy of the Commitment Letter from Vinod Khosla is attached hereto as Exhibit 99.2. The Commitment Letters are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 26, 2013, the Company issued a press release announcing (i) its decision to expand its Columbus production capacity and (ii) receipt of the Commitment Letters. A copy of the press release is attached hereto as Exhibit 99.3. The information set forth in Item 1.01 above is incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The press release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investment Commitment Letter from Khosla Ventures, dated September 25, 2013

99.2	Investment Commitment Letter from Vinod Khosla, dated September 25, 2013

99.3	Press Release, dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: September 26, 2013	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investment Commitment Letter from Khosla Ventures, dated September 25, 2013

99.2	Investment Commitment Letter from Vinod Khosla, dated September 25, 2013

99.3	Press Release, dated September 26, 2013